Exhibit 3.1

DEAN HALLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	SPHERIC TECHNOLOGIES, INC.

2.	Resident Agent Name and Street Address:	The Corporation Trust Company of Nevada Name
	(must be a Nevada address where process may be served)	6100 Neil Road, Suite 500 Reno			,	NEVADA
89511
		Street Address		City		State
Zip Code
,

		Optional Mailing Address		City		State
Zip Code

3.	Shares: (number of shares corporation authorized to issue)	The classes and number of shares of each class which the Corporation is authorized to issue is further set forth on Exhibit A.
		Number of shares with par value:	55,000,000	Par value:	$0.001	Number of shares without par value:
n/a

4.	Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Joseph Hines
Name
		4708 East Van Buren Street Phoenix			,	AZ
85308
		Street Address		City		State
Zip Code
2. Michael Kirksey
Name
		4708 East Van Buren Street Phoenix			,	AZ
85308
		Street Address		City		State
Zip Code
3. Peter Blonsky
Name
		4708 East Van Buren Street Phoenix			,	AZ
85308
		Street Address		City		State
Zip Code
* Additional board of directors and articles are further set forth on Exhibit A attached hereto.

5.	Purpose: (optional—see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Joseph Hines		/s/ Joseph Hines
		Name		Signature
		4708 East Van Buren Street Phoenix		, AZ
85008
		Address	City	State
Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.

Authorized Signature of R.A. or On Behalf of R.A. Company Date

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form 78 ARTICLES.2003
Revised on: 11/21/03

EXHIBIT A

ADDENDUM TO THE

ARTICLES OF INCORPORATION

OF

SPHERIC TECHNOLOGIES, INC.

ARTICLE 3

Shares:

Number of Shares with par value: 55,000,000

Par Value: $0.001

The aggregate number of shares that the Corporation will have authority to issue is Fifty-Five Million (55,000,000), of which Fifty Million (50,000,000) shares will be Common Stock, with a par value of $0.001 per share, and Five Million (5,000,000) shares will be blank check preferred stock, with a par value of $0.001 per share. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(i) Designate, in whole or in part, the powers, preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class;

(ii) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iii) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(iv) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

(v) determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that class of shares or series of shares;

(vi) determine whether that class of shares or series of shares will have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(vii) determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii) determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix) determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if so, the terms and amount of such sinking fund;

(x) determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi) determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE 4

Board of Directors:

Name & Address of additional member of the Board of Directors:

NAME	ADDRESS	TITLE
Jason Mayer	4708 East Van Buren Street Phoenix, AZ 85008	Director

The number of Directors of the Corporation shall be fixed by its Bylaws.

ARTICLE 8

Liability:

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages.

ARTICLE 9

Bylaws:

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors.

ARTICLE 10

Acquisition of Controlling Interest:

The Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE 11

Indemnification:

The Corporation shall indemnify any person against expenses, including without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Nevada then in effect.